State of Delaware
Secretary of State
Division of Corporations
Delivered 12:42 PM 09/27/2019
FILED 12:42 PM 09/27/2019
SR 20197267681 - File Number 7629414

STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP

- **The Undersigned,** desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:
- **First:** The name of the limited partnership is Investment Grade R.E. Fund, L.P..
- **Second:** The address of its registered office in the State of Delaware is 2140 South DuPont Highway in the city of Camden. Zip code 19934. The name of the Registered Agent at such address is ParaCorp Incorporated.
- **Third:** The name and mailing address of each general partner is as follows:

IGRE Capital Holdings, LLC
1470 E. Valley Road
Santa Barbara, CA 93108-1297

- **In Witness Whereof,** the undersigned has executed this Certificate of Limited Partnership as of 26th day of September, A.D. 2019.

By: ______________________
General Partner

Name: Laura Levy, as Manager of Janels Equity Partners, LLC, Manager of IGRE Capital Holdings, LLC, General Partner
(type or print name)